DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

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[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

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FROM THE OFFICE OF THE PRESIDENT

FROM THE OFFICE OF THE PRESIDENT

BNY MELLON ALCENTRA GLOBAL

MULTI-STRATEGY CREDIT FUND, INC.

c/o BNY Mellon Investment Adviser, Inc.

February 21, 2023

Dear Shareholder

First, I want to apologize for all the attention you have received, either through the mail or by phone, regarding the approval of a new sub-advisory agreement with Alcentra NY, LLC ("Alcentra NY"). We understand that the proxy voting process can be a nuisance and easily overlooked; however, in this case, it is an extremely urgent matter as the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the “Fund”) is in jeopardy of losing Alcentra NY as its sub-adviser. If Fund shareholders do not approve the new sub-advisory agreement, Alcentra NY will no longer be able to serve as sub-adviser and provide daily management and oversight of the Fund's investments. In order for Alcentra NY to continue its sub-advisory duties, the new sub-advisory agreement must be approved by Fund shareholders.

To date, we have held several adjourned meetings to propose the new sub-advisory agreement and have shareholders vote on this matter. At this point, we have reconvened the shareholder meeting for March 1, 2023 and must receive your vote prior to the meeting in order for it to be represented. We are getting closer to meeting the vote requirement but NEED YOUR HELP to get us there. The votes we have received to date have been significantly in favor of the proposal, consistent with management and the Fund Board's recommendation. PLEASE VOTE. If you are unsure how you would like to vote (FOR or AGAINST), you can simply vote Abstain, which is neither a vote FOR or AGAINST, but represents your shares for attendance at the meeting, which is still needed.

At this point, we have not received your vote and would greatly appreciate you acting on this matter now. Please also note that the Fund’s shareholder base is made up of hundreds of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal. Voting is easy and does not take a lot of time.

For further information about the new sub-advisory agreement and the voting process or to obtain a copy of the Proxy Statement, you can go to https://im.bnymellon.com/proxy or you can call AST Fund Solutions, the Fund's proxy agent, at (877) 361-7968 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

David DiPetrillo

President

BNY Mellon Family of Funds

OFFICIAL BUSINESS_ This document relates to an investment you own in the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. through your financial intermediary and your rights as a shareholder of the Fund to vote on the proposal. We previously sent you proxy materials related to the proposal and are requesting that you please vote. Thank you.